1 TRANSITION AGREEMENT WITH GENERAL RELEASE OF CLAIMS This Transition Agreement with General Release of Claims (this “Agreement”) is being entered into by and between Provident Bank (the “Bank”), Provident Financial Services, Inc., the holding company for the Bank (“Company”), and John Kuntz (“Executive”). The Bank, Company and Executive may hereafter be referred to individually as a “Party” or collectively as the “Parties.” WHEREAS, Executive is currently serving as Senior Executive Vice President, General Counsel and Corporate Secretary of the Company, Senior Executive Vice President and Chief Administrative Officer of the Bank and a director of several of the Bank’s subsidiaries; WHEREAS, in connection with the transaction contemplated under the Agreement and Plan of Merger dated September 26, 2022 by and among the Company, NL 239 Corp. and Lakeland Bancorp, Inc. (“Lakeland”) (the “Merger”) the Company is restructuring its management team; WHEREAS, Executive’s employment with the Company and the Bank will terminate as part of the management restructuring, effective on the later of January 31, 2024 or 90 days after the closing date of the Merger (“Separation Date”), unless (i) the Executive resigns his employment for any reason or dies prior to the Separation Date, or (ii) the Company or the Bank terminates Executive’s employment due to Executive’s Disability (as defined in Section 2 of this Agreement) or for Cause (as defined in Section 2 of this Agreement) prior to the Separation Date (the Separation Date or, if applicable, Executive’s earlier termination date, is referred to as his (“Termination Date”); WHEREAS, on the closing date of the Merger (the “Transition Date”), Executive will transition out of his role as Senior Executive Vice President of the Company and Senior Executive Vice President and Chief Administrative Officer of the Bank and into the role of Special Advisor to the Company Chief Executive Officer; WHEREAS, Executive will serve as Special Advisor to the Company Chief Executive Officer for the period commencing on the Transition Date and ending on his Termination Date, referred to herein as the “Transition Period;” WHEREAS, the Executive has unique knowledge and skills relating to the business and legal operations of the Company, Bank and the subsidiaries of the Company and the Bank and his presence through the Separation Date is needed with critical merger integration issues and the smooth transition of leadership; WHEREAS, in addition, the Executive will continue to serve as a director of Beacon Trust Company, a subsidiary of the Bank, and Beacon Investment Advisory Services, Inc., a subsidiary of Beacon Trust Company (together “Beacon”) through the later of the Separation Date or March 31, 2024, unless the Company or the Bank terminates Executive’s employment due to Executive’s Disability or for Cause, or Executive dies, prior to the Separation Date; WHEREAS, the purpose of this Agreement is, in part, to memorialize the agreement between the Parties and to resolve any and all claims, disputes and other matters that may exist between them, if any, whether they have been raised or not; and. WHEREAS, the Parties hereto acknowledge and agree that the payments and benefits provided for in Sections 2 and 3 of this Agreement shall not be provided to Executive if the closing of the Merger does not occur;

2 NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and for other good and sufficient consideration, receipt of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows: 1. Transition Period; Separation from Service and Accrued Benefits. (a) Executive shall separate from his employment with the Company and the Bank on his Termination Date. (b) Through the closing date of the Merger, Executive shall continue to receive his rate of base salary in effect on the date this Agreement is executed, unless increased by the Company or the Bank. If the closing of the Merger occurs in 2023, Executive’s cash incentive target in the Executive Annual Incentive Plan (“AIP”) for 2023 will be prorated based only on Executive’s employment with the Company during the period between January 1, 2023 and the closing date of the Merger. If the closing of the Merger occurs in 2024, Executive’s cash incentive target in the AIP for 2024 will be prorated based only on Executive’s employment with the Company during the period between January 1, 2024 and the closing date of the Merger. Actual payment under the AIP (if any) will be subject to the terms and payment schedule under the AIP. Executive will not participate in the AIP for any period after the closing of the Merger. (c) During the Transition Period, in his role as Special Advisor to the Company Chief Executive Officer, Executive shall receive an annualized base salary of $550,000 and work diligently to: (i) transition his job knowledge, duties and responsibilities at the Bank and Company level to his successors and (ii) perform other job assignments suitable for a Special Advisor to the Company, as directed by the Company’s CEO. (d) Except as provided in Section 1(b) above, nothing in this Agreement changes the Executive’s rights to participate in the AIP, The Provident Bank Employee Stock Ownership Plan (“ESOP”), the Provident Bank 401(k) Plan (“401(k) Plan”), The Provident Bank Amended and Restated Non-qualified Supplemental Defined Contribution Plan (“NQDC Plan”), any non-qualified equity-based plan or program maintained by the Company for the benefit of senior executives of the Company or the Bank (“Equity Plan”) or employer-sponsored health plan while performing services for the Bank, Company or a subsidiary of the Bank or the Company, in accordance with the terms and conditions of the respective plans and arrangements. (e) The Parties agree that: (i) Executive shall receive his base salary through his Termination Date, less all withholdings and deductions required by law, in accordance with the Bank’s normal pay procedures; (ii) except as otherwise provided in this Agreement, Executive will be entitled to receive all perquisites currently provided to the senior executive management team including, but not limited to, a car allowance at a rate no less than his current rate and an annual medical benefit through his Termination Date; (iii) Executive shall be entitled to any fully vested and non-forfeitable benefits under the terms and conditions of applicable benefit plans or programs as of his Termination Date; and (iv) Executive shall be reimbursed for approved expenses that Executive has submitted in Executive’s final expense report, if any, and that the Company determines are reimbursable under applicable Company policies and procedures, and Executive acknowledges that the Company does not owe him any other expense reimbursements. Executive’s final expense report must be submitted to the Company within three (3) business days following his Termination Date. (f) As of his Termination Date, all base salary payments to Executive will cease and any benefits Executive had as of his Termination Date under Company or Bank provided benefit plans, programs, or practices will terminate in accordance with the terms of the respective arrangements, except as required by federal or state law or as otherwise specifically set forth in this Agreement. Other than the

3 accrued obligations noted above, Executive will not be eligible for, nor shall he have a right to receive, any payments or benefits from the Company or the Bank following his separation from service, other than as set forth in his equity award agreements, any tax-qualified or non-qualified retirement plan sponsored by the Bank or the Company in which the Executive is a participant as of his Termination Date. Executive acknowledges and agrees that the payments and benefits referred to in Section 1(e) of this Agreement represent all compensation and benefits due and owing to Executive as a result of Executive’s service with the Bank and the Company. Executive further agrees that the additional benefits referred to in Sections 2 and 3 are consideration for Executive’s promises contained in this Agreement and that the additional benefits are above and beyond any wages, salary, or other sums or benefits to which Executive is entitled from the Company and the Bank under the terms of Executive’s employment or any other source of entitlement. 2. Merger/Integration Bonus. (a) Unless the Executive dies, has his employment terminated due to Disability (as defined below), resigns for any reason, or is terminated for Cause (as defined below) prior to the Separation Date, and in exchange for (i) Executive executing, delivering and not revoking this Agreement in accordance with the provisions of Section 10 herein, (ii) Executive executing, delivering and not revoking the Supplemental Release attached as Exhibit A in accordance with the provisions of Section 13 herein, (iii) Executive not breaching the terms of said arrangements, and (iv) Executive’s compliance with the Restrictive Covenants (as defined in Section 8 herein), the Company or the Bank shall pay Executive a lump sum bonus payment in consideration of Executive’s contributions to the successful integration of the Merger, of $875,000, less all withholdings and deductions required by law, payable on the later of (y) the Bank’s first regularly scheduled payroll date that falls at least five (5) business days following the effective date of the Supplemental Release (as defined in Section 13 below) or (z) five (5) business days following the Separation Date. (b) In the event that Executive’s employment with the Company terminates for any reason prior to the closing date of the Merger, Executive shall not be entitled to any payments under this Section 2. Notwithstanding any provision in this Agreement to the contrary, if Executive dies or has his employment terminated due to Disability prior to the Separation Date, upon satisfaction of all conditions set forth in Section 2 above by Executive or if applicable his estate (in the case of Executive’s death), the Company or the Bank shall pay Executive or if applicable his estate a prorated merger/integration bonus for the period between the Transition Date and the date of death or termination due to Disability, with the denominator in said calculation being the number of days between the Transition Date and the later of January 31, 2024 or 90 days after the closing of the Merger, and the numerator in said calculation being the number of days between the Transition Date and the date of death or date of termination due to Disability. (c) For the avoidance of doubt in this Section 2, if the Company chooses to terminate Executive after the Transition Date but prior to the Separation Date without Cause, Executive shall be entitled to all payments and benefits under Sections 1 and 2 of this Agreement as if his employment had continued until the Separation Date, provided (i) with respect to the payments and benefits under Section 1, Executive executes, delivers and does not revoke this Agreement as provided for in this Agreement, and (ii) with respect to the payments and benefits under Section 2, Executive also executes, delivers and does not revoke the Supplemental Release as provided for in this Agreement. (d) For purposes of this Agreement, “Disability” and “Cause” shall have the meanings set forth in Article 8 of The Provident Financial Services, Inc. 2019 Long-Term Equity Incentive Plan.

4 3. Severance Benefits. (a) Unless the Executive dies, has his employment terminated due to Disability, resigns for any reason, or is terminated for Cause prior to the Separation Date, and in exchange for (i) Executive executing, delivering and not revoking this Agreement in accordance with the provisions of Section 10 herein, (ii) Executive executing, delivering and not revoking the Supplemental Release attached as Exhibit A in accordance with the provisions of Section 13 herein, (iii) Executive not breaching the terms of said arrangements, and (iv) Executive’s compliance with the Restrictive Covenants (as defined in Section 8 herein),the Company or the Bank shall pay Executive a lump sum severance cash payment of $1,650,000, less all withholdings and deductions required by law, payable on the later of (y) the Bank’s first regularly scheduled payroll date that falls at least five (5) business days following the effective date of the Supplemental Release (as defined in Section 13 below) or (z) five (5) business days following the Separation Date. (b) In accordance with the terms of the Company’s Equity Plan, Executive’s continued service as a non-employee director of Beacon, shall entitle the Executive to continued vesting of all unvested and outstanding equity awards as of his Termination Date. (c) In the event that Executive’s employment with the Company terminates for any reason prior to the closing date of the Merger, Executive shall not be entitled to any payments and benefits under this Section 3. (d) For the avoidance of doubt in this Section 3, if the Company chooses to terminate Executive after the Transition Date but prior to the Separation Date without Cause, Executive shall be entitled to all payments and benefits under Sections 1 and 3 of this Agreement as if his employment had continued until the Separation Date, provided (i) with respect to the payments and benefits under Section 1, Executive executes, delivers and does not revoke this Agreement as provided for in this Agreement, and (ii) with respect to the payments and benefits under Section 3, Executive also executes, delivers and does not revoke the Supplemental Release as provided for in this Agreement. 4. General Release. In consideration of the undertakings of the Bank and the Company, as contained in this Agreement, Executive, on behalf of himself and his heirs, executors, administrators, successors and assigns (collectively, “Executive”) irrevocably and unconditionally releases the Company and the Bank, and current, past and future parents, subsidiaries, divisions and affiliates of the Company and the Bank, and each of their directors, officers, employees, shareholders, principals, agents, independent contractors, benefit plans, insurers, and re-insurers, and each of their heirs, successors and assigns (collectively, “Releasees”), of and from any and all claims, promises, damages, and actions of any nature, whether in tort, contract, by statute, or on any other basis, whether in law or in equity, whether known or unknown, (collectively, “Claims”), which Executive may have against them arising prior to the Effective Date of the Agreement as defined in Section 10 of this Agreement. Without in any way limiting the foregoing general release, this release includes all Claims arising out of Executive’s employment with the Company and the Bank, including the terms, conditions, and termination of his employment with the Company and the Bank, including Claims for breach of express or implied contract, wrongful termination, constructive termination, retaliation, whistleblowing, discrimination, harassment, hostile working environment, abusive discharge, denial of or interference with leave, defamation, invasion of privacy, violation of public policy, interference with contractual relationships, and intentional or negligent infliction of emotional distress, as well as Claims under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act

5 of 1991, Section 1981 of the Civil Rights Act of 1866, the Americans with Disabilities Act, the Rehabilitation Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act, the Genetic Information Nondiscrimination Act, the Health Insurance Portability and Accountability Act, the Occupational Safety and Health Act, the Equal Pay Act, the Uniformed Services Employment and Re-employment Act, the False Claims Act (including the qui tam provision thereof), the Consolidated Omnibus Budget Reconciliation Act, The Dodd-Frank Wall Street Reform and Consumer Protection Act, the Electronic Communications Privacy Act (including the Stored Communications Act), the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Conscientious Employee Protection Act, the New Jersey Worker Freedom from Employer Intimidation Act, the New Jersey Wage and Hour Laws, the New Jersey Wage Payment Law, the New Jersey Earned Sick Leave Law, the New Jersey Civil Rights Act, the New Jersey Millville-Dallas Airmotive Plant Job Loss Notification Act, the New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim, the New Jersey Smokers’ Rights Law, the New Jersey Equal Pay Act, the New Jersey Genetic Privacy Act, the New Jersey Fair Credit Reporting Act, the New Jersey False Claims Act, the New Jersey mini-COBRA law, the New Jersey Constitution, as well as any Claims under any other federal, state or local statute, ordinance, order or regulation governing the rights of employees and employers. Without in any way limiting the foregoing general release, this release also includes all claims for compensatory damages, punitive damages, attorney’s fees, salary, bonuses, incentive payments, deferred compensation, and any payments described in the Change in Control Agreement dated December 16, 2015, by and between the Company, the Bank, and Executive, or other monies due. Except as may be necessary to enforce this Agreement, and to the fullest extent permitted by law, Executive agrees not to permit, authorize, initiate, join or continue any lawsuit, administrative charges or complaints, arbitrations or proceedings (collectively, “Proceedings”) against any of the Releasees based in whole or in part on any Claim covered by this release. Notwithstanding the generality of the foregoing Release, nothing herein constitutes a release or waiver by Executive of, or prevents Executive from making or asserting: (i) any claim or right Executive may have under COBRA; (ii) any claim or right Executive may have for unemployment insurance or workers’ compensation benefits (other than for retaliation under workers’ compensation laws); (iii) any claim to vested benefits under the written terms of a qualified defined benefit or defined contribution Executive pension plan, non-qualified deferred compensation plan or equity incentive plan in which Executive participated in as of his Termination Date; (iv) any claim for indemnity under the Company’s certificate of incorporation and bylaws or to coverage under any directors’ and officers’ insurance policies; (v) any medical claim incurred during Executive’s employment that is payable under applicable medical plans or an employer-insured liability plan; (vi) any claim or right that may arise after the Effective Date of this Agreement; or (vii) any claim or right that is not otherwise able to be waived under applicable law. In addition, nothing herein shall prevent Executive from filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or similar federal or state fair employment practices agency or interfere with Executive’s ability to participate in any investigation or proceeding conducted by such agency; provided, however, that Executive hereby waives any right to recover monetary damages or any other form of personal relief from the Releasees to the extent any such charge, complaint, investigation or proceeding asserts a claim subject to the release in this Agreement. Executive represents and warrants that to the extent it is determined that any aspect or portion of this Agreement, including any aspect or portion of the release in this Agreement, requires the approval of any court, agency or other body to be effective, that he will cooperate fully with the Company to secure

6 that approval, and if requested will join in and support any such request for approval. The Parties agree that Paragraph 11(f) will apply to the cooperation required by this Paragraph. 5. No Admission. The Parties agree that nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by either of them or any of the other Releasees. 6. Confidential and/or Proprietary Information. Executive acknowledges that during his employment, Executive learned (and/or may learn) and came into contact with (and/or will come in contact with), certain confidential and/or proprietary information and trade secrets of the Company and the Bank and their respective affiliates and subsidiaries (collectively, “Confidential Information”). Executive acknowledges that Confidential Information includes, without limitation, trade secrets, client lists and information, personnel information, financial data, long range or short-range plans, or other data and information concerning the Company or the Bank or the affairs that the Company or the Bank has not previously disclosed to the public, and any confidential information of others provided to the Company or the Bank. Confidential Information includes information in any form, whether tangible or intangible, including without limitation all notes, records, drawings, handbooks, manuals, policies, contracts, memoranda, other documents, software, electronic files, discs, drives, other electronic data and tapes. Executive agrees that Confidential Information is and shall remain the exclusive property of the Company and the Bank, and Executive shall not disclose to any person or entity, use for his own benefit, copy, or make notes of any Confidential Information, except as and only to the extent expressly authorized by an officer of the Company or the Bank (other than Executive), in writing. Executive acknowledges that a breach or threatened breach of the terms of this confidentiality provision by Executive would result in material and irreparable injury to the Company and the Bank, and that it would be difficult or impossible to establish the full monetary value of such damage. Therefore, in addition to any other legal or equitable relief a court may award, the Company and the Bank shall be entitled to injunctive relief in the event of Executive breaches or threatens to breach any of the terms contained in this provision concerning Confidential Information. Notwithstanding the foregoing, notice is hereby provided that, in accordance with the Defend Trade Secrets Act of 2016, Executive is immune from liability and shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret (as that term is defined in the Defend Trade Secrets Act of 2016) that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney if such disclosure (a) is made solely for the purpose of reporting or investigating a suspected violation of law or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 7. Return of Information and Property. No later than the Termination Date, or earlier upon the request of the Company, Executive agrees to promptly return and represent he has returned to the Company all information, property, and supplies belonging to the Company, including without limitation any keys, laptop, computer and related equipment, security card and the originals and all copies of all files, materials, or documents (whether in tangible or electronic form) containing proprietary or Confidential Information or otherwise relating to the Company’s business, as well as any log-in credentials needed to access websites or accounts relating to the Company’s business. 8. Restrictive Covenants. As a material inducement for the Parties to enter into this Agreement, the Parties agree as follows: (a) Non-disparagement. Executive will refrain from taking actions or making statements, written or oral, in any medium (including social media) which disparage or defame the goodwill, character, competence, or reputation of the Company or the Bank or their current, past and future

7 directors, officers, employees, shareholders, principals, agents, or independent contractors. Executive understands that this non-disparagement provision does not apply on occasions when Executive is subpoenaed or ordered by a court or other governmental authority to testify or give evidence and must, of course, respond truthfully, to conduct otherwise protected by the Sarbanes-Oxley Act in the context of enforcing the terms of this Agreement or other rights, powers, privileges, or claims not released by this Agreement. Executive also understands that the foregoing non-disparagement provision does not apply on occasions when Executive provides truthful information in good faith to any federal, state, or local governmental body, agency, or official investigating an alleged violation of any antidiscrimination or other employment-related law or otherwise gathering information or evidence pursuant to any official investigation, hearing, trial, or proceeding. Nothing in this non-disparagement provision is intended in any way to intimidate, coerce, deter, persuade, or compensate Executive with respect to providing, withholding, or restricting any communication whatsoever to the extent prohibited under 18 U.S.C. §§ 201, 1503, or 1512 or under any similar or related provision of state or federal law. In addition, nothing in this provision is intended to require Executive to provide notice to the Company or its attorneys before reporting any possible violations of federal law or regulation to any governmental agency or entity (“Whistleblower Disclosures”), and Executive is not required to notify the Company or its attorneys that Executive has made any such Whistleblower Disclosures. Subject to these same limitations, the Company and the Bank agree that each entity will not cause or condone the disparagement of Executive through its officers, directors, employees or shareholders. (b) Employee Non-solicitation. Executive agrees that, for a period of twelve (12) months following the Termination Date he will not, directly or indirectly: (i) solicit or induce, or attempt to solicit or induce, anyone who is an employee of the Company or the Bank as of the Termination Date to leave the employ of the Company or the Bank; (ii) hire or attempt to hire any employee of the Company or the Bank to work for Executive or any other person, corporation, partnership, limited liability company or other business entity other than general solicitations of employment not directly targeting employees of the Company or the Bank (such as through general advertisements, search firms, etc.); or (iii) assist any person, corporation, partnership, limited liability company or other business entity, to hire or attempt to hire any employee of the Company or the Bank. (c) Customer Non-solicitation. Executive agrees that, for a period of twelve (12) months following the Termination Date, he will not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any individuals or businesses that were customers of the Company or the Bank as of the Termination Date to do business in competition with the Company or the Bank. (d) Remedies. Executive acknowledges that a breach or threatened breach of the terms of this Section by Executive would result in material and irreparable injury to the Company and the Bank, and that it would be difficult or impossible to establish the full monetary value of such damage. Therefore, in addition to any other legal or equitable relief a court may award, the Company and the Bank shall be entitled to injunctive relief in the event of Executive breaches or threatens to breach any of the terms contained in this Section. 9. Acknowledgment and Affirmations. (a) Executive affirms that Executive has not filed, or caused to be filed, and presently is not a party to any claim against Releasees (excepting any Whistleblower Disclosures that Executive is not legally required to disclose) and that no such filings or claims are contemplated. (b) Executive also affirms that Executive has received all compensation, wages, bonuses, commissions, and/or benefits which are due and payable as of the date Executive signs this Agreement.

8 (c) Executive affirms that Executive has been granted any leave to which Executive was entitled from the Company or the Bank under the Family and Medical Leave Act or related state or local leave or disability accommodation laws. (d) Executive further affirms that Executive has no known workplace injuries or occupational diseases. (e) Executive also affirms that Executive has not misappropriated or improperly disclosed any financial, proprietary or confidential information of the Company or the Bank and will continue to maintain the confidentiality of such information consistent with the Company or the Bank’s policies, Executive’s agreement(s) with the Company or the Bank and/or any applicable common law. This Agreement does not limit Executive from providing any documents to the U.S. Securities and Exchange Commission as part of a whistleblower action and/or a report of possible violations of any federal securities law. (f) Executive further affirms that Executive has not been retaliated against for reporting any allegations of wrongdoing by the Company or the Bank, its officers or any other Releasees identified in this Agreement, including any allegations of corporate fraud. (g) Executive affirms that he is not currently receiving, has not received in the past, will not have received at the time of payment pursuant to this Agreement, is not entitled to, is not eligible for, and has not applied for or sought Social Security Disability benefits. In the event any statement in the first sentence of this Section is incorrect (for example, but not limited to, if Executive is a Social Security Disability beneficiary, etc.), the following sentences of this Section apply. Executive affirms, covenants, and warrants he has made no claim for illness or injury against, nor is he/she aware of any facts supporting any claim against, Releasees under which they could be liable for medical expenses incurred by him before or after the execution of this Agreement. Furthermore, he is aware of no medical expenses which Medicare has paid and for which Releasees are or could be liable now or in the future. Executive agrees and affirms that, to the best of his knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. Executive will indemnify, defend, and hold Releasees harmless from Medicare claims, liens, damages, conditional payments, and rights to payment, if any, including attorneys’ fees, and he/she further agrees to waive any and all future private causes of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A) et seq. 10. Consideration Period. Since Executive is 40 years of age or older, he is hereby informed that he has or may have specific rights and/or claims under the ADEA. (a) Executive acknowledges that he has been given at least forty-five (45) days from the date he received this Agreement to consider this Agreement, and that he is advised to consult with an attorney of his own choosing prior to signing this Agreement. If Executive wishes to accept the terms of this Agreement, he must sign and return the Agreement to Carolyn Powell, Chief Human Resources Officer, Provident Bank, 111 Wood Ave. South, Iselin, NJ 08830 via email at Carolyn.Powell@Provident.Bank or by overnight or hand delivery. (b) Executive is hereby advised that he may revoke this Agreement for a period of seven (7) days after he signs it, and this Agreement, including the release provided in Section 4 of this Agreement, shall not be effective or enforceable until the expiration of such seven (7) day revocation period. The forty-five (45) day review period will not be affected or extended by any revisions, whether material or immaterial, that have been, or in the future might be made to this Agreement.

9 (c) Executive acknowledges that he has carefully read and fully understands all of the provisions of this Agreement, and he knowingly and voluntarily agrees to all of the terms set forth in this Agreement. (d) In entering into this Agreement, Executive is not relying on any representation, promise or inducement made by the Releasees or their attorneys with the exception of those promises described in this document. (e) If Executive signs this Agreement prior to the end of the forty-five (45) day review period, he has done so voluntarily; and has seven (7) calendar days after executing this Agreement to revoke it by providing written notice of revocation either via email to or by overnight delivery to no later than 11:59 p.m. on the seventh (7th) calendar date after Executive has signed this Agreement. Executive further understands that if he revokes the Agreement, it shall be null and void and of no force or effect on either Executive or the Company or the Bank. This Agreement is not effective or enforceable until after the seven (7)-day period expires without revocation (the “Effective Date”), and the Company’s promises under this Agreement will arise only after this time. Further, as detailed in Section 13 below, the Company’s obligation to provide Executive with the benefits described in Sections 2 and 3 of this Agreement will arise only after the Supplemental Release is effective. 11. Additional Provisions. (a) The Parties represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any representation or statement, other than those contained in this Agreement, made by the other Party or their respective agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise. This Agreement contains the entire agreement between the Parties relating to the subject matter of this Agreement and may not be altered or amended except by an instrument in writing signed by all Parties. (b) Neither the waiver by either Party of a breach of or default under any of the provisions of this Agreement, nor the failure of such Party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights or privileges hereunder. If any part, term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, unenforceable or otherwise in conflict with law, the validity of the remaining parts, terms or provisions shall not be affected, provided that if a court finds that the release language is unenforceable, the Parties shall, in good faith, rewrite (or, if they cannot agree, ask the court to rewrite) the offending language to cure the defect in a reasonable manner that maintains the intended status quo as closely as possible. This Agreement shall extend to, be binding upon, and inure to the benefit of the Parties, and their respective successors, heirs, and assigns, provided that this Agreement may not be assigned by Executive without the Company’s written consent. (c) This Agreement shall be governed and conformed in accordance with the laws of the State of New Jersey except as otherwise expressly provided herein. In the event of a breach of any provision of this Agreement, either Party may institute an action specifically to enforce any term or terms of this Agreement and/or to seek any damages for the breach. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. If the general release language is found to be illegal or unenforceable, Executive agrees to execute a binding replacement release.

10 (d) This Agreement may be executed electronically and may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same written agreement, which shall be binding and effective as to all Parties. (e) The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the Parties. The Whereas recitals in this Agreement are intended to be material terms of this Agreement. There shall be no presumption or construction against the party who caused this Agreement to be drafted. (f) Following the Termination Date, Executive agrees to cooperate fully with the Company in any matters that have given, or may give, rise to a legal claim against the Company and of which he is knowledgeable as a result of his employment with the Company. This requires Executive, without limitation, to (i) make himself available upon reasonable request and notice and at a mutually agreeable time to provide information and assistance to the Company on such matters (including but not limited to preparing discovery responses, and preparing for and attending depositions, mediations, and trial), (ii) maintain the confidentiality of all Company privileged or confidential information including, without limitation, attorney-client privileged communications and attorney work product, unless disclosure is required by law or is expressly authorized by the Company, and (iii) notify the Company promptly of any requests to him for information related to any pending or potential legal claim or litigation involving the Company, reviewing any such request with a designated representative of the Company prior to disclosing any such information, and permitting a representative of the Company to be present during any communication of such information. If the Executive believes that the cooperation required of him under this Paragraph is of a substantial nature, upon Executive’s request, the Parties will discuss in good faith a consulting agreement to provide reasonable compensation to the Executive for the requested services. (g) The Company shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors and officers liability insurance policy at its expense for a period of seven (7) years following the Termination Date, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank or the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements (such settlements must be approved by the Board of the Company, as appropriate), provided, however, neither the Bank nor Company shall be required to indemnify or reimburse Executive for legal expenses or liabilities incurred in connection with an action, suit or proceeding arising from any illegal or fraudulent act committed by Executive. 12. Section 409A. It is intended that all payments made under the terms of this Agreement come within exceptions to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) as short-term deferrals or as payments of separation pay upon an involuntary separation of service. The Agreement and all related documents shall be interpreted and administered in accordance with that intention. However, if any amount payable under this Agreement is determined to be subject to Section 409A then such payments shall be administered in accordance with Section 409A, provided that the Company and the Bank shall not be liable for any failures under this Section 14 12 that result in any taxes or other amounts due under the terms of Section 409A. Each payment under this Agreement shall be considered a separate payment for purposes of Section 409A. To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in

11 accordance with the presumptions set forth in Treasury Regulation Section 1.409A 1(h). To the extent any amount subject to Section 409A is to be paid or provided to the Executive in connection with a separation from service at a time when he is considered a specified employee within the meaning of Section 409A then such payment shall not be made until the date that is six months and one day following such separation from service, or in a lump sum upon his earlier death. If payment of any amount subject to Section 409A is triggered by a separation from service that occurs while Executive is a “specified employee” (as defined by Section 409A) with, and if such amount is scheduled to be paid within six (6) months after such separation from service, the amount shall accrue without interest and shall be paid the first business day after the end of such six-month period, or, if earlier, within 15 days after the appointment of the personal representative or executor of the Executive’s estate following Executive’s death. If any payment subject to Section 409A is contingent on the delivery of a release by Executive and could occur in either of two years, the payment will occur in the later year. Nothing in this Agreement shall be construed as a guarantee of any particular tax treatment to Executive. Executive shall be solely responsible for the tax consequences with respect to all amounts payable under this agreement, and in no event shall the Company have any responsibility or liability if this Agreement does not meet any applicable requirements of Section 409A. 13. Supplemental Release. In consideration of the payments described in Sections 2 and 3, Executive agrees to sign and return to Carolyn Powell, Chief Human Resources Officer, Provident Bank, 111 Wood Ave. South, Iselin, NJ 08830 via email at Carolyn.Powell@Provident.Bank or by overnight delivery the Supplemental Release Agreement attached hereto as Exhibit A on (but not before) his Termination Date. Executive agrees that the Company or the Bank may delay payment of payments due and payable to Executive after his Termination Date until after the effective date of the Supplemental Release Agreement. IN WITNESS HEREOF, THE PARTIES HAVE AGREED AND AFFIXED THEIR SIGNATURES BELOW: PROVIDENT BANK By: /s/ Anthony J. Labozzetta Date: August 2,2023 PROVIDENT FINANCIAL SERVICES, INC. By: /s/ Anthony J. Labozzetta Date: August 2,2023 EXECUTIVE /s/ John Kuntz Date: August 1,2023 John Kuntz

12 Exhibit A SUPPLEMENTAL RELEASE AGREEMENT [Execution copy to be supplied on or before Termination Date] , 202_ Mr. John Kuntz Re: Supplemental Release Agreement Dear John: This is the Supplemental Release Agreement (“Supplemental Release”) that you have agreed to provide to Provident Bank and Provident Financial Services, Inc. (collectively referred to in this Supplemental Release as the “Company”). For and in consideration of the payments described in Sections 2 and 3 of the Transition Agreement and General Release (“Agreement”) between you and the Company that was entered into in 202_ (which is hereby incorporated by reference), you on your own behalf and on the behalf of your agents, heirs, executors, administrators, representatives, attorneys, successors and assigns, hereby releases and forever discharges the Company and its current, past and future parents, subsidiaries, divisions and affiliates, and each of their directors, officers, employees, shareholders, principals, agents, independent contractors, benefit plans, insurers, and re-insurers, and each of their heirs, successors and assigns (the “Releasees”), of and from any and all claims, promises, damages, and actions of any nature, whether in tort, contract, by statute, or on any other basis, whether in law or in equity, whether known or unknown, (collectively, “Claims”), which you may have against them arising prior to the Effective Date of the Supplemental Release. Without in any way limiting the foregoing general release, this release includes all Claims arising out of your employment with the Company, including the terms, conditions, and termination of your employment with the Company, including Claims for breach of express or implied contract, wrongful termination, constructive termination, retaliation, whistleblowing, discrimination, harassment, hostile working environment, abusive discharge, denial of or interference with leave, defamation, invasion of privacy, violation of public policy, interference with contractual relationships, and intentional or negligent infliction of emotional distress, as well as Claims under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Americans with Disabilities Act, the Rehabilitation Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act, the Genetic Information Nondiscrimination Act, the Health Insurance Portability and Accountability Act, the Occupational Safety and Health Act, the Equal Pay Act, the Uniformed Services Employment and Reemployment Act, the False Claims Act (including the qui tam provision thereof), the Consolidated Omnibus Budget Reconciliation Act, The Dodd-Frank Wall Street Reform and Consumer Protection Act, the Electronic Communications Privacy Act (including the Stored Communications Act), the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Conscientious Employee Protection Act, the New Jersey Worker Freedom from Employer Intimidation Act, the New Jersey Wage and Hour Laws, the New Jersey Wage Payment Law, the New Jersey Earned Sick Leave Law, the New Jersey Civil Rights Act, the New Jersey Millville-Dallas Airmotive Plant Job Loss Notification Act, the New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim, the New Jersey Smokers’

13 Rights Law, the New Jersey Equal Pay Act, the New Jersey Genetic Privacy Act, the New Jersey Fair Credit Reporting Act, the New Jersey False Claims Act, the New Jersey mini-COBRA law, or the New Jersey Constitution, as well as any Claims under any other federal, state or local statute, ordinance, order or regulation governing the rights of employees and employers. Without in any way limiting the foregoing general release, this release also includes all claims for compensatory damages, punitive damages, attorney’s fees, salary, bonuses, incentive payments, deferred compensation, and any payments described in the Change in Control Agreement dated December 16, 2015, by and between the Company, the Bank, and Executive, or other monies due. Except as may be necessary to enforce this Agreement, and to the fullest extent permitted by law, You agree not to permit, authorize, initiate, join or continue any lawsuit, administrative charges or complaints, arbitrations or proceedings (collectively, “Proceedings”) against any of the Releasees based in whole or in part on any Claim covered by this release. Notwithstanding the generality of the foregoing, nothing herein constitutes a release or waiver by you of, or prevents you from making or asserting: (i) any claim or right you may have under COBRA; (ii) any claim or right you may have for unemployment insurance or workers’ compensation benefits (other than for retaliation under workers’ compensation laws); (iii) any claim to vested benefits under the written terms of a qualified defined benefit or defined contribution Executive pension plan, non-qualified deferred compensation plan or equity incentive plan in which you participated in as of your Termination Date; (iv) any claim for indemnity under the Company’s certificate of incorporation and bylaws or to coverage under any directors’ and officers’ insurance policies; (v) any medical claim incurred during your employment that is payable under applicable medical plans or an employer-insured liability plan; (vi) any claim or right that may arise after the Effective Date of this Supplemental Release; (vii) any claim or right that is not otherwise able to be waived under applicable law. In addition, nothing herein shall prevent you from filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or similar federal or state fair employment practices agency or interfere with your ability to participate in any investigation or proceeding conducted by such agency; provided, however, that your hereby waive any right to recover monetary damages or any other form of personal relief from the Releasees to the extent any such charge, complaint, investigation or proceeding asserts a claim subject to the release in this Agreement. You represent and warrant that to the extent it is determined that any aspect or portion of this Supplemental Release, including any aspect or portion of the release in this Supplemental Release, requires the approval of any court, agency or other body to be effective, that you will cooperate fully with the Company to secure that approval, and if requested will join in and support any such request for approval. The Parties agree that Paragraph 11(f) of the Agreement will apply to the cooperation required by this Paragraph. Consideration Period. Because the arrangements discussed in this Supplemental Release affect important rights and obligations, we advise you to consult with an attorney before you agree to the terms set forth herein. You have more than forty-five (45) days from the date you receive this Supplemental Release within which to consider it, but you may not sign it before your Termination Date. If you decide to accept the benefits offered herein, you must sign this Supplemental Release on (but not before) your Termination Date and return it promptly to Carolyn Powell, Chief Human Resources Officer, Provident Bank, 111 Wood Ave. South, Iselin, NJ 08830 via email at Carolyn.Powell@Provident.Bank or by overnight delivery. If you do not wish to accept the terms of this Supplemental Release, you do not have to do anything.

14 Revocation Rights. For a period of up to and including seven (7) days after the date you sign this Supplemental Release, you may revoke it entirely. No rights or obligations contained in this Supplemental Release shall become enforceable before the end of the 7-day revocation period. If you decide to revoke the Supplemental Release, you must deliver to Carolyn Powell, Chief Human Resources Officer, Provident Bank, 111 Wood Ave. South, Iselin, NJ 08830 via email at Carolyn.Powell@Provident.Bank or by overnight delivery a signed notice of revocation on or before the last day of this 7-day period. If you do not revoke this Supplemental Release, it will become effective and irrevocable after the expiration of the seven (7) revocation period (the Effective Date of the Supplemental Release). Acknowledgments. Your signature below will be an acknowledgment that no other promise or agreement of any kind has been made to you by the Company to cause you to execute this Supplemental Release, that you had more than forty-five days to review this Supplemental Release and were advised to consult with an attorney or other person of your choosing about its terms before signing it, that the only consideration for your signature is as indicated above, that you fully understand and accept this Supplemental Release, that you are not coerced into signing it, and that you signed it knowingly and voluntarily because it is satisfactory to you. This Supplemental Release is being offered as part of a reduction in force in connection with the Provident/Lakeland merger. Information concerning eligibility and selection for the position elimination and offer of severance is attached to this Supplemental Release. You acknowledge receipt of this information. I have carefully read the above Supplemental Release, understand the meaning and intent thereof, and voluntarily agree to its terms this ______ day of , 202_. John Kuntz (not valid if signed before your Termination Date)